QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 6, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-1
REGISTRATION STATEMENT
Under The Securities Act of 1933

SEALY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2510 (Primary Standard Industrial Classification Code Number)	36-3284147 (I.R.S. Employer Identification Numbers)
One Office Parkway Trinity, North Carolina 27370 (336) 861-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Kenneth L. Walker One Office Parkway Trinity, North Carolina 27370 (336) 861-3500 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Joseph H. Kaufman, Esq. Edward P. Tolley III, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Marc D. Jaffe, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ Registration No. 333-126280

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $.01 per share	5,366,667	$16.00	$85,866,672	$9,187.74

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)
Calculated by multiplying the estimated aggregate offering price of securities to be registered by .000107.

EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 424(b) as promulgated under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and the required opinion and consents. The contents of the Registration Statement on Form S-1 (Registration No. 333-126280, including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on April 6, 2006 (the "Original Registration Statement"), are incorporated by reference in this registration statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Trinity, North Carolina on April 6, 2006.

SEALY CORPORATION
By:	/s/ JAMES B. HIRSHORN Name: James B. Hirshorn Title: Senior Executive Vice President—Finance Operations and Research and Development and Director

******

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 have been signed below by the following persons in the capacities on the 6th day of April 2006.

Signature	Title

* David J. McIlquham	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ JAMES B. HIRSHORN James B. Hirshorn	Senior Executive Vice President—Finance, Operations and Research and Development and Director (Principal Accounting Officer)
* Steven Barnes	Director
* Brian F. Carroll	Director
* James W. Johnston	Director
* Dean B. Nelson	Director
Paul Norris	Director
* Scott M. Stuart	Director
*By:	/s/ JAMES B. HIRSHORN Attorney-in-fact

II-1

EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Exhibit
5.1
Opinion of Simpson Thacher & Bartlett LLP (included in the registrant's Registration Statement on Form S-1 (Registration No. 333-126180) as filed with the Securities and Exchange Commission on March 24, 2006 and declared effective on April 6, 2006)
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)
24.1
Powers of Attorney (included on signature page to the registrant's Registration Statement on Form S-1 (Registration No. 333-126180) as filed with the Securities and Exchange Commission on June 30, 2005 and declared effective on April 6, 2006).

II-2

QuickLinks

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX